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                                                                Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WavePhore, Inc. for the registration of 964,100 shares of its common stock and the incorporation by reference therein of our report dated February 14, 1997, with respect to the financial statements of WavePhore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Phoenix, Arizona
March 6, 1997